Exhibit 10.33
ABM INDUSTRIES INCORPORATED
PERFORMANCE SHARE AGREEMENT
2006 EQUITY INCENTIVE PLAN
The Compensation Committee of the Board of Directors of ABM Industries Incorporated has approved a grant to you (the “Grantee”) of Performance Share Equivalents (“PSs”) pursuant to the ABM Industries Incorporated 2006 Equity Incentive Plan (the “Plan”), as described below.

Grantee Name:

Number of PSs Granted:

Date of Grant:

Performance Date:

Performance Share Settlement: Provided you continue to provide services to the Company or any subsidiary or parent of the Company through the applicable Performance Date, the PSs will become vested and paid out in accordance with the performance objectives, performance period, and other terms set forth on Attachment 1 hereto, which are incorporated herein by reference. Unvested PSs may be subject to forfeiture if you terminate employment before the vesting date, as set forth in the Plan and the Statement of Terms and Conditions attached hereto.
The Plan and the Statement of Terms and Conditions are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.
The Grantee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the PSs subject to all of their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon settlement of the PSs or disposition of the shares, if any, received in connection therewith and that Grantee should consult a tax adviser prior to such settlement or disposition.
By their signatures below, the Company and the Grantee agree that the PSs are granted under and governed by this Performance Share Agreement and by the provisions of the Plan and the Statement of Terms and Conditions attached hereto.
Please sign your name in the space provided below on this Performance Share Agreement and return an executed copy to Sandra Briggs, ABM Industries Incorporated, 160 Pacific Ave., Ste. 222, San Francisco, CA 94111.

ABM INDUSTRIES INCORPORATED		GRANTEE

By:

Henrik C. Slipsager

President & Chief Executive Officer
Date:		Date:

ATTACHMENTS:
2006 Equity Incentive Plan
Statement of Terms and Conditions
Prospectus